Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2015, relating to the financial statements, which appears in King Digital Entertainment plc Form 20-F for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

February 13, 2015